Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Cell Therapeutics, Inc. on Form S-3 (Nos. 333-108926, 333-134126, 333-149980, 333-149981, 333-152171, 333-157376, 333-160969, 333-163479, 333-161442 and 333-177506) and Form S-8 (Nos. 333-152168, 333-158260, 333-162955, 333-170044 and 333-178158) of our report which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated March 8, 2012 with respect to our audits of the consolidated financial statements of Cell Therapeutics as of December 31, 2011 and 2010, and for the years then ended and our report dated March 8, 2012 with respect to our audit of the effectiveness of internal control over financial reporting of Cell Therapeutics, Inc. as of December 31, 2011, which reports are included in this Annual Report on Form 10-K of Cell Therapeutics, Inc. for the year ended December 31, 2011.

/s/ Marcum LLP

San Francisco, California

March 8, 2012